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                                                                    EXHIBIT 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1992 Amended and Restated Stock Option Plan, 1996 Outside Directors Stock Option Plan and 1996 Employee Stock Purchase Plan of Aspect Development, Inc. of our report dated January 24, 1996, with respect to the financial statements of Aspect Development, Inc. included in its Registration Statement on Amendment No. 2 to Form SB-2for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                 /s/ Ernst & Young LLP

Palo Alto, California
September 4, 1996